                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Clyde R. Moore, Jerry Kronenberg, Fred
R. Jones, and each of them, his or her true and lawful attorney and agent, with full power of substitution and resubstitution, for him or her and in his or her name, to sign the Annual Report on Form 10-K of Thomas & Betts Corporation for the year 1997, and any and all amendments and exhibits thereto, and to file the same and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act necessary to be done as fully to all intents and purposes as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


     SIGNATURE                     TITLE                            DATE
     ---------                     -----                            ----

/s/ CLYDE R. MOORE        President, Chief Executive            March 4, 1997
Clyde R. Moore            Officer and Director


/s/ FRED R. JONES         Vice President-Finance and            March 4, 1997
Fred R. Jones             Treasurer


/s/ JERRY KRONENBERG      Vice President-General Counsel        March 4, 1997
Jerry Kronenberg


/s/ T. KEVIN DUNNIGAN     Chairman of the Board                 March 4, 1997
T. Kevin Dunnigan


_____________________     Director
Ernest H. Drew


/s/ JEANANNE K. HAUSWALD  Director                              March 4, 1997
Jeananne K. Hauswald


_____________________     Director
Thomas W. Jones

/s/ ROBERT A. KENKEL      Director                              March 4, 1997
Robert A. Kenkel


/s/ JOHN N. LEMASTERS     Director                              March 4, 1997
John N. Lemasters


_____________________     Director
Kenneth R. Masterson


_____________________     Director
Thomas C. McDermott


/s/ JEAN-PAUL RICHARD     Director                              March 4, 1997
Jean-Paul Richard


/s/ IAN M. ROSS           Director                              March 4, 1997
Ian M. Ross


/s/ WILLIAM H. WALTRIP    Director                              March 4, 1997
William H. Waltrip